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                                                                    EXHIBIT 21.1
                       LIST OF SUBSIDIARIES OF REGISTRANT

..  Aviation Sales Leasing Company ("Leasing") (wholly-owned subsidiary)

      o  Aero Hushkit Corporation (wholly-owned subsidiary of Leasing)

      o  Aviation Sales SPS I, Inc.  (wholly-owned subsidiary of Leasing)

..  Aviation Sales Finance Company (wholly-owned subsidiary)

..  Aviation Sales Company FSC, Ltd.   (wholly-owned subsidiary)

.. Aviation Sales Maintenance, Repair & Overhaul Company ("ASMRO") (wholly-owned subsidiary)

      o Triad International Maintenance Corporation ("TIMCO") (wholly-owned subsidiary of ASMRO)

           .  TIMCO Engineered Systems, Inc.  (wholly-owned subsidiary of TIMCO)

      o  TIMCO Engine Center, Inc.  (wholly-owned subsidiary of ASMRO)

      o  Aerocell Structures, Inc.  (wholly-owned subsidiary of ASMRO)

      o  AVS/CAI, Inc.  (wholly-owned subsidiary of ASMRO)

           . Aircraft Interior Design, Inc. (wholly-owned subsidiary of AVS/CAI, Inc.)

      o  Whitehall Corporation ("Whitehall") (wholly-owned subsidiary of ASMRO)

           .  Hydroscience, Inc.  (wholly-owned subsidiary of Whitehall)

..  Aviation Sales Property Management Corp.  ("ASPM") (wholly-owned subsidiary)

.. AVSRE, L.P. (a limited partnership of which ASPM is the sole general partner and Whitehall is the sole limited partner)

..  Aviation Sales Distribution Services Company  (wholly-owned subsidiary)

..  AVS/M-1, Inc.  (wholly-owned subsidiary)

      o  AVS/M-2, Inc.  (wholly-owned subsidiary of AVS/M-1, Inc.)
      o  AVS/M-3, Inc.  (wholly-owned subsidiary of AVS/M-1, Inc.)

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